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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement and related Prospectus, of our report dated April 19, 2018, except for the effects of the reverse stock split described in Note 1, as to which the date is August 6, 2018, relating to the consolidated financial statements of Aridis Pharmaceuticals, Inc., as of and for the years ended December 31, 2017 and 2016. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of said Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
August 6, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM